Exhibit 99.1

IPASS REPORTS SEQUENTIAL REVENUE GROWTH IN THE SECOND QUARTER 2014

REDWOOD SHORES, CALIF., August 11, 2014—iPass Inc. (NASDAQ: IPAS), the global Wi-Fi roaming leader for enterprises and telecom service providers, today announced financial results for the second quarter ended June 30, 2014.
Total revenue, including the Unity business that was sold on June 30, 2014, was $25.5 million, compared with $25.3 million in the first quarter of 2014 and $28.7 million in the second quarter of 2013. Open Mobile revenue for the second quarter was $14.4 million compared with $13.6 million in the first quarter of 2014 and $12.0 million in the second quarter of 2013.

“In addition to sequential revenue growth, we grew total Mobility services revenue for the first time since we launched OM in 2010,” said Evan Kaplan, president and chief executive officer of iPass. “Network Wi-Fi revenue from our enterprise customers grew more than 10% over the prior quarter as our business traveler marketing initiatives are generating real traction. Equally exciting, we are creating new and cost effective ways to purchase Wi-Fi supply which we expect will translate into opportunities to leverage ramping usage and contribute meaningfully to our bottom line."
On June 30, 2014, iPass completed the sale of its Unity Managed Network Services business unit referred to as the "Unity business" for $28.2 million to Tolt Solutions, subject to a final working capital adjustment. Accordingly this quarter, iPass will focus its results primarily on its continuing operations. The company also announced today it has filed an 8-K regarding a restructuring plan that it has implemented effective August 11, 2014 to re-align its costs structure as a result of the divestiture of its Unity business.
Total Revenue from continuing operations for the second quarter 2014 was $17.8 million compared with $17.6 million in the first quarter of 2014 and $20.3 million in the second quarter of 2013.
GAAP net loss from continuing operations for the second quarter of 2014 was $0.7 million (including approximately $4.1 million of tax benefit which represents the Company’s ability to utilize net operating losses to offset tax associated with the gain on the sale of the Unity business), compared with $5.9 million for the first quarter of 2014 and $2.2 million for the second quarter of 2013.
Adjusted EBITDA loss for the second quarter of 2014 was $3.4 million compared with $4.8 million in the first quarter of 2014 and $1.3 million in the second quarter of 2013. Adjusted EBITDA for prior periods has been recast to exclude net income and related adjustments for discontinued operations.
Q2 Highlights - Continuing Operations

•	Thirteenth sequential quarter of OM revenue growth since launching the product over 3 years ago.

•	OM Wi-Fi network users grew to 80,000, a 13% increase over the prior quarter.

•	OM active platform users grew to 753,000, an 11% increase over the prior quarter.

•
Launched its cloud-based Business Traveler Service 2.0 utilizing a Software-as-a-Service delivery model and automation techniques, coupled with an app-based approach to simplify the end user experience.

•
Exited the quarter with several recently signed network access supply agreements with existing vendors that significantly improve our go-forward buying terms as iPass moves to a megabyte-based purchasing model in certain markets.

•
Given the growing proliferation of outdoor, community, residential, and small business access points and coverage zones, with this quarter we will begin reporting the total number of hotspots that our supply network covers.  Our global footprint currently has access to over 13 million hotspots which includes the traditional business traveler commercial locations such as hotels, convention centers, airports, airplanes, and trains, but also comprises public access and community locations where Wi-Fi seeking devices can access the iPass network.

Financial Summary

(unaudited; in millions)	Q2'14	Q1'14
Revenue:
Revenue from Continuing Operations	$17.8	$17.6
Revenue from Discontinued Operations (1)	7.7	7.7
Total Revenue	$25.5	$25.3

Loss from Continuing Operations (pre-tax)	($4.7)	($6.1)
Tax Benefit (primarily related to Sale of Discontinued Operations)	$4.0	$0.2
GAAP Net Loss from Continuing Operations	($0.7)	($5.9)
Cash and Cash Equivalents	$41.7	$20.1
Shares of Common Stock Outstanding at Period End	64.4	64.4
Adjusted EBITDA Loss (2):
New presentation (with Discontinued Operations)	($3.4)	($4.8)
Old presentation(1)	($2.5)	($4.0)

(1)	The presentation of revenue on discontinued operations and Adjusted EBITDA as calculated "old presentation" is intended only for comparison against guidance presented in the prior quarter.

(2)	The definition of Adjusted EBITDA and the reconciliation of Non-GAAP to GAAP financial measures are discussed below.

Q3 2014 GUIDANCE
For the third quarter of 2014 ending September 30, 2014, iPass anticipates total revenue from continuing operations and adjusted EBITDA income (loss) to be in the following ranges:

Total Revenue	$ 16.2 – 18.2 million
Adjusted EBITDA Income / (Loss) (1)	$ (3.5) – (2.0) million

(1)
A reconciliation of Adjusted EBITDA income (loss) to GAAP net loss is provided in the attached schedules. The guidance for Adjusted EBITDA income (loss) for the third quarter of 2014 does not include the impact of any foreign exchange gains or losses.

Today’s Conference Call and Webcast Information
iPass will host a live conference call today at 2:00 PM Pacific Time (5:00 PM Eastern Time).
The conference call will be accessible by telephone, toll-free at 888-438-5524 or direct dial at 719-325-2495 with a participant confirmation code of 3722285. The conference call will also be available live via webcast on the company’s web site at http://investor.ipass.com. The webcast will be available for replay until iPass reports its third quarter 2014 results.
The dial-in number for a telephone replay of the conference call is 888-203-1112 and 719-457-0820 and will be available until August 22, 2014. The confirmation code for the replay is 3722285.

Cautionary Information About Forward-Looking Statements

The statements in this press release regarding iPass' business traveler marketing initiatives are generating real traction, iPass is creating new and cost effective ways to purchase Wi-Fi supply which will translate into opportunities to leverage ramping usage and contribute meaningfully to its bottom line, and iPass’ projections of its third quarter 2014 financial results under the caption “Q3 2014 Guidance,” are forward-looking statements. Actual results may differ materially from the expectations contained in these statements due to a number of risks and uncertainties, including the following: the risk that the “End of Life” of iPass’ legacy Mobile Office product may negatively impact customer retention and mobility revenues more than iPass expects; the risk that the Open Mobile platform and Open Mobile Exchange will not continue to achieve the market acceptance iPass expects; the risk of material reductions in iPass customers’ existing minimum commitments more than iPass currently expects; the risk that iPass does not accurately predict usage for its Enterprise Flat Rate price plan which could result in iPass expenses exceeding revenues for these plans; the risk that iPass customers do not widely deploy iPass Open Mobile on smartphones, tablets and other mobile handheld devices at the rate iPass expects; the risk that demand for Mobility Services does not grow as iPass expects; the risk that strong competition in the market for Mobility Services could reduce demand for iPass’ services; and the risk that a meaningful portion of iPass business is international, which subjects iPass to additional risks such as currency fluctuations. Detailed information about these and other risk factors that could potentially affect iPass’ business, financial condition and results of operations are included in iPass’ Annual Report on Form 10-K filed with the SEC on March 11, 2014, and available at the SEC’s Web site at www.sec.gov and the company’s website at http://investor.ipass.com. iPass undertakes no responsibility to update the information in this press release if any forward-looking statement later turns out to be an inaccurate prediction of the actual results.
In addition, investors and others should note that iPass announces material financial information to its investors using its investor relations website, SEC filings, press releases, public conference calls and webcasts. iPass also uses social media to communicate with its customers and the public about iPass, its products and services and other matters relating to its business and market. It is possible that the information iPass posts on social media could be deemed to be material information. Therefore, iPass encourages investors, the media, and others interested in iPass to review the information it posts on U.S. social media channels including the iPass Twitter Feed, the iPass LinkedIn Feed, the iPass Google+ Feed, the iPass Facebook Page, the iPass Blog, the iPass Instagram account, the iPass Pinterest account and Evan Kaplan’s Twitter Feed. These social media channels may be updated from time to time.
Information Regarding Non-GAAP Financial Measures
This press release also contains financial measures that are not calculated in accordance with U.S. generally accepted accounting principles (GAAP). iPass considers Adjusted EBITDA as a supplemental measure of the company’s performance that is not required by, nor presented in accordance with GAAP.
The company defines Adjusted EBITDA as net income (loss) before interest, income taxes, depreciation and amortization, stock-based compensation expense, restructuring charges, net income from discontinued operations, and certain state sales and federal tax charges. The company believes Adjusted EBITDA provides a meaningful comparison between its core operating results, on a consistent basis, over different periods of time. Accordingly, management uses this financial measure for evaluating and making operating decisions and for purposes of comparison with its strategic plan, operating budgets and allocation of resources.
Furthermore, iPass believes the use of Adjusted EBITDA is useful to investors:

1)
To provide an additional analytical tool for understanding the company’s financial performance by excluding the impact of items which may obscure trends in the core operating performance of the business;

2)	To provide consistency and enhance investors’ ability to compare the company’s performance across financial reporting periods; and

3)	To facilitate comparisons to the operating results of other companies in the company’s industry, which may use similar financial measures to supplement their GAAP results.

Adjusted EBITDA should not be considered in isolation, or construed as an alternative to net income, or any other performance measure derived in accordance with GAAP, or as an alternative to cash flow from operating activities or as a measure of the company's liquidity.
About iPass Inc.
iPass helps enterprises and telecom service providers ensure their employees and subscribers stay well connected. Founded in 1996, iPass (NASDAQ: IPAS) is the world's largest Wi-Fi network and trusted connectivity platform, with over 13 million hotspots in 120 countries and territories. iPass gives its customers easy connectivity for smartphones, tablets and laptops around the world—simply, securely and cost effectively. For more information, please visit: www.ipass.com and the iPass blog, Smarter Connections.

NOTE: iPass® is a registered trademark of iPass Inc. Open Mobile, OME, Open Mobile Express, Open Mobile Exchange and OMX are trademarks of iPass Inc. Wi-Fi® is a registered trademark of the Wi-Fi Alliance. Other company names, logos and product or service names mentioned herein are the trademarks owned by their respective owners.
Selected Financial Results and Key User Metrics

Q2 2014

(unaudited; in millions)	Q2'14	Q1'14	Q2'13
Revenue:	$17.8	$17.6	$20.3
Open Mobile	14.4	13.6	12.0
Open Mobile Enterprise:	13.8	12.8	11.4
Network	9.7	8.8	7.4
Platform	4.1	4.0	4.0
Open Mobile Exchange	0.6	0.8	0.6
Legacy iPC:	3.4	4.0	8.3
Network Gross Margin (1)	40.0%	41.7%	46.4%
Loss from Continuing Operations (pre-tax)	($4.7)	($6.1)	($2.6)
Tax Benefit (primarily related to Sale of Discontinued Operations)	$4.0	$0.2	$0.4
GAAP Net Loss from Continuing Operations	($0.7)	($5.9)	($2.2)

Income from discontinued Operations (pre-tax)	$0.8	$0.7	$1.0
Gain on sale of Discontinued Operations (Pre-tax)	25.0	—	—
Tax Expense on Discontinued Operations	(4.2)	(0.3)	(0.4)
GAAP Net Income from Discontinued Operations	$21.6	$0.4	$0.6

GAAP Net Income (Loss)	$20.9	($5.5)	($1.6)

Adjusted EBITDA Loss	($3.4)	($4.8)	($1.3)
Cash and Cash Equivalents	$41.7	$20.1	$25.0
Shares of Common Stock Outstanding at End of Period	64.4	64.4	63.9

(1)	Network Gross Margin is defined as (Mobility Network Revenue less Network Access Costs) divided by Mobility Network Revenue.

Average Monthly Monetized Users (AMMU) on Open Mobile:
iPass tracks two key metrics that summarize the number of active users of iPass OME services. Each metric below is calculated as AMMU, defined as the average number of active users per month, during a given quarter, for which a fee was billed by iPass for either Wi-Fi or Platform services.

	Q2'14	Q1'14	Q2'13
Wi-Fi Network Users	80,000	71,000	56,000
Active Platform Users	753,000	681,000	517,000

iPASS INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited, in thousands)

	June 30, 2014	December 31, 2013
Assets
Current assets:
Cash and cash equivalents	$41,670	$24,017
Accounts receivable, net of allowance for doubtful accounts of $597 and $1,010, respectively	14,071	15,297
Prepaid expenses and other current assets	3,181	4,329
Total current assets	58,922	43,643
Property and equipment, net	7,429	8,442
Other assets	1,041	2,831
Total assets	$67,392	$54,916
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$8,484	$9,334
Accrued liabilities	10,620	9,100
Deferred revenue, short-term	302	3,212
Total current liabilities	19,406	21,646
Deferred revenue, long-term	2	2,191
Vendor financed property and equipment	1,411	1,586
Other long-term liabilities	877	251
Total liabilities	$21,696	$25,674
Stockholders’ equity:
Common stock	65	65
Additional paid-in capital	219,229	218,103
Accumulated deficit	(173,598)	(188,926)
Total stockholders’ equity	45,696	29,242
Total liabilities and stockholders’ equity	$67,392	$54,916

iPASS INC.
CONDENSED CONSOLIDATED STATEMENTS OF
COMPREHENSIVE LOSS
(Unaudited, in thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Revenue	$17,762	$20,288	$35,399	$41,197
Cost of revenues and operating expenses:
Network access costs	7,671	7,445	14,878	14,850
Network operations	3,336	3,075	7,053	6,117
Research and development	2,877	3,414	6,261	7,028
Sales and marketing	4,212	3,848	8,777	8,241
General and administrative	4,230	4,998	9,001	10,921
Restructuring charges and related adjustments	16	26	30	626
Total cost of revenue and operating expenses	22,342	22,806	46,000	47,783
Operating loss	(4,580)	(2,518)	(10,601)	(6,586)
Interest income (expense), net	(33)	3	(66)	7
Foreign exchange losses, net	(106)	(114)	(177)	(187)
Loss from continuing operations before income taxes	(4,719)	(2,629)	(10,844)	(6,766)
Benefit from income taxes	4,004	417	4,183	683
Net loss from continuing operations	$(715)	$(2,212)	$(6,661)	$(6,083)
Net income from discontinued operations	$21,592	$626	$21,989	$1,122
Total net income (loss)	$20,877	$(1,586)	$15,328	$(4,961)
Total comprehensive net income (loss)	$20,877	$(1,586)	$15,328	$(4,961)

Income (loss) per share - basic and diluted
Loss from continuing operations	$(0.01)	$(0.04)	$(0.10)	$(0.10)
Income from discontinued operations	$0.33	$0.01	$0.34	$0.02
Net income (loss) per share	$0.32	$(0.03)	$0.24	$(0.08)

Weighted average shares outstanding - basic and diluted	$64,389,365	$63,381,344	$64,405,375	$62,639,498

iPASS INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited, in thousands)

	Six Months Ended
	June 30
	2014	2013
Cash flows from operating activities:
Net income (loss)	$15,328	$(4,961)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Gain on sale of discontinued operations	(25,014)	—
Stock-based compensation	978	1,586
Depreciation and amortization	1,727	1,255
Deferred income taxes	(6)	—
Loss on disposal of property and equipment	—	2
Provision for (recovery of) doubtful accounts	(113)	34
Changes in operating assets and liabilities:
Accounts receivable	(1,249)	(835)
Prepaid expenses and other current assets	724	(56)
Other assets	—	494
Accounts payable	(446)	1,312
Accrued liabilities	(34)	432
Deferred revenue	(577)	(624)
Other liabilities	485	(111)
Net cash used in operating activities	(8,197)	(1,472)
Cash flows from investing activities:
Purchases of property and equipment	(886)	(1,246)
Proceeds from sale of discontinued operations	26,750	—
Change in restricted cash	100	—
Net cash provided by (used in) investing activities	25,964	(1,246)
Cash flows from financing activities:
Proceeds from issuance of common stock	149	912
Principal payments for vendor financed property and equipment	(263)	—
Net cash provided by (used in) financing activities	(114)	912
Net increase (decrease) in cash and cash equivalents	17,653	(1,806)
Cash and cash equivalents at beginning of period	24,017	26,822
Cash and cash equivalents at end of period	$41,670	$25,016
Supplemental disclosures of cash flow information:
Net cash paid for taxes	$121	$150
Accrued amounts for acquisition of property and equipment	$64	$26
Vendor financing of property and equipment	$501	—

iPASS INC.
RECONCILIATION OF NON-GAAP TO GAAP METRICS
(Unaudited, in thousands)

		Three Months Ended
		June 30, 2014	March 31, 2014	June 30, 2013
I	Reconciliation of Adjusted EBITDA Loss to GAAP Net Income (Loss):
	Adjusted EBITDA	$(3,446)	$(4,794)	$(1,273)
	(a) Interest income (expenses)	(33)	(33)	3
	(b) Income tax benefit	4,004	179	417
	(c) Depreciation of property and equipment	(838)	(713)	(533)
	(d) Stock-based compensation	(386)	(571)	(800)
	(e) Restructuring charges and related adjustments	(16)	(14)	(26)
	(f) Net income from discontinued operations	21,592	397	626
	GAAP Net Income (Loss)	$20,877	$(5,549)	$(1,586)

	Adjusted EBITDA (calculated in an accordance with prior guidance)	(2,545)	(3,991)	(137)
	Income from discontinued operations before income taxes	(809)	(697)	(1,002)
	Depreciation	(87)	(90)	(98)
	Stock Based Compensation	(5)	(16)	(36)
	Adjusted EBITDA	(3,446)	(4,794)	(1,273)

	Q3 2014 Guidance
II	Reconciliation of Q3 2014 Adjusted EBITDA Loss to GAAP Net Loss:	(Unaudited, in millions)
	Adjusted EBITDA Loss (1)	$(3.5)		$(2.0)
	(a) Income tax expense		(0.1)
	(b) Depreciation of property and equipment		(0.9)
	(c) Stock-based compensation		(0.7)
	(d) Restructuring		(0.7)
	(e) Other		0.4
	GAAP Net Loss	$(5.5)		$(4.0)

(1)	The Q3 2014 Guidance for Adjusted EBITDA loss does not include the impact of any foreign exchange gains.

INVESTOR RELATIONS CONTACT:
Mike Bishop
The Blueshirt Group
Tel. +1 415 217 4968
Email: mike@blueshirtgroup.com